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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Executive Deferred Compensation Program of our report dated November 19, 1996, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                                   Ernst & Young LLP

    Orange County, California
    September 29, 1997